THE GUITAMMER COMPANY

September 25, 2014

IMI DIRECT, LLC
Mr. George M. Anasis
4645 Westerville Rd.
Columbus, OH 43231-6050

Dear Mr. Anasis:

Reference is made to the Operating Agreement of LFT Manufacturing, LLC (the "Company"), dated as of September 12, 2014 and by and between The Guitammer Company ("Guitammer") and IMI DIRECT, LLC ("IMI DIRECT") (the "Agreement"). A copy of the Agreement is attached hereto as Exhibit A, and capitalized terms in this letter agreement not defined herein are defined as set forth in the Agreement.

As additional consideration for IMI DIRECT entering into the Agreement, and subject to the terms and conditions set forth in this side letter agreement, Guitammer hereby agrees to grant to IMI DIRECT warrants to purchase 2,750,000 shares of common stock of Guitammer (each, a "Warrant" and, collectively, the "Warrants"), each Warrant at an exercise price of $0.10. The Warrants will be granted to IMI DIRECT only if and when each of the following conditions is successfully completed, as determined in the sole discretion of Guitammer which shall not be unreasonably withheld:

1. Adequate working capital to fund the operations of LFT Manufacturing, LLC has been provided o the Company by either IMI DIRECT or you, as detailed under Article 6.9 of the Agreement for tooling and other startup costs; and
2. Guitammer has received from the Company no less than 10,000 total combined units of the Products, each and all of which are both sold to Guitammer at a price, and are of a quality, deemed acceptable to Guitammer in its sole discretion which shall not be reasonably withheld; and
3. Upon the second anniversary of the Company's receipt of the loan required under Article 6.9(a) of the Agreement and as referenced in paragraph 1, above.
4. In the event of a change of control of The Guitammer Company that occurs before the second anniversary of the receipt of the loan required under Article 6.9(a) of the Agreement and as referenced in paragraph 1, above and the successful completion of provisions 1 and 2 above, the Warrants shall be granted immediately preceding the change of control.

Upon completion of the foregoing conditions, Guitammer and IMI DIRECT shall enter into a standard Guitammer Warrant Agreement that shall evidence the granting of the Warrants and contain the terms and conditions of exercise and compliance with applicable securities laws.

THE GUITAMMER COMPANY

If this side letter agreement accurately represents your understanding of the agreement between Guitammer and you, please so indicate your agreement by your signature below.

Sincerely,

THE GUITAMMER COMPANY

By: ___ ____________
Mark A. Luden
President/CEO

Date: ___September 25, 2014________________

ACCEPTED AND AGREED:

By: ____________________
George Anasis

Date: September 25, 2014

Cc: Form of the Common Stock Purchase Warrant Agreement

Post Office Box 82 / Westerville Ohio 43086 / info@guitammer.com

phone: 614.898.9370 fax: 815.346.9532